FOR IMMEDIATE RELEASE

AXA EQUITABLE HOLDINGS REPORTS FIRST QUARTER 2018 RESULTS
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Initial public offering priced on May 9, 2018
Net income of $168 million; Net income per share of $0.30
Non-GAAP Operating Earnings1 of $464 million; Non-GAAP Operating Earnings Per Share of $0.83

New York, NY, June 19, 2018 - AXA Equitable Holdings, Inc. (“AXA Equitable Holdings”, or the “Company”) (NYSE: EQH) today announced financial results for the first quarter of 2018, ending March 31, 2018. The results are the first quarterly earnings reported by AXA Equitable Holdings following its initial public offering. Shares of AXA Equitable Holdings began trading on the NYSE on May 10, 2018.
“We are pleased with AXA Equitable Holdings’ strong results in the first quarter following our transition to becoming a public company,” said Mark Pearson, President and CEO of AXA Equitable Holdings. “Our IPO last month marked an important new chapter in our 159-year history, and I am proud of our team for achieving this significant milestone. For the quarter, earnings were strong with continued solid performance across our two well-established franchises, AXA Equitable Life and AllianceBernstein. These results reflect the strength of our business model and our ability to execute on our core initiatives of growing our business, enhancing productivity and optimizing our capital. Going forward, we remain focused on growing our leading position at the intersection of advice, asset management and financial protection to deliver value for our shareholders.”

Consolidated Results
(in millions, except per share amounts or unless otherwise noted)	1Q18	1Q17
Total Assets Under Management (“AUM”, in billions)	$665.5	$609.6
Net income (loss) attributable to Holdings	168	(290)
Net income (loss) per share	0.30	(0.52)
Non-GAAP Operating Earnings (loss)	464	304
Non-GAAP Operating Earnings (loss) per share (“EPS”)	0.83	0.54

Net income attributable to Holdings in the first quarter of 2018 was $168 million, an improvement of $458 million compared to the first quarter of 2017.
Non-GAAP Operating Earnings in the first quarter of 2018, including the benefit from corporate tax reform, increased to $464 million from $304 million in the first quarter of 2017. Excluding the impacts of tax reform, Non-GAAP Operating Earnings were up 32% relative to the first quarter of 2017.
As of March 31, 2018, Book value per share, including accumulated other comprehensive income (“AOCI”), was $24.18. Book value per share, excluding AOCI, was $25.87 per share.

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1 This press release includes certain non-GAAP financial measures. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in the “Use of Non-GAAP Financial Measures” section of this release.

First Quarter 2018 Highlights

•	Total AUM was $665 billion, up 9% relative to the first quarter of 2017.

•	Executed on strategic priorities in the quarter, including:

◦
Completed approximately one-third of the Company’s general account optimization initiative, which when completed is expected to result in an additional $160 million in Non-GAAP Operating Earnings, before income taxes by 2020.

◦	Insurance subsidiaries operating expenses down slightly year-over-year and on track to contribute to $75 million improvement in Non-GAAP Operating Earnings, before income taxes by 2020.

•
Insurance subsidiaries maintained a strong capital position in line with target, CTE98 for variable annuities plus risk-based capital (“RBC”) ratio of 350-400% for non-variable annuity insurance liabilities. The hedging program performed as expected with hedge effectiveness of 94%[2].

•	Segment highlights:

◦	Solid performance in Individual Retirement, with operating earnings of $360 million

◦	Continued positive net flows in Group Retirement of $101 million.

◦	Strong performance in Investment Management and Research. As reported in its public filings, AllianceBernstein (or “AB”)[3] reported AB adjusted operating margin[4] of 30.1%.

◦	Protection Solutions annualized premiums rose 10%.

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2Measures the amount of economic-P&L volatility reduced by the GMxB hedge program over the last one-year period
3Refers to AllianceBernstein L.P. and AllianceBernstein Holding L.P.
4Adjusted Operating Margin is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used herein.

Initial Public Offering (“IPO”)

•
Subsequent to the close of the first quarter of 2018, the Company completed its IPO in which AXA S.A. (“AXA”) sold approximately 28% of AXA Equitable Holdings’ common stock to the public and also completed the following recapitalization and reorganization transactions:

◦	Raised $3.8 billion in long term debt primarily to repay loans to AXA and purchase AB interest.

◦	Purchased AXA’s remaining interest in AB, bringing the Company’s economic interest in AB to approximately 65%.

◦	Merged primary captive variable annuity reinsurer into AXA Equitable Life.

•
AXA Equitable Holdings is reaffirming its long-term financial targets as outlined in the prospectus dated May 9, 2018 and filed on May 11, 2018 with the U.S. Securities and Exchange Commission (“SEC”):

◦	Target asset level for all variable annuities at or above a CTE98 and an RBC ratio of 350-400% for non-variable annuity insurance liabilities;

◦
Return of capital to stockholders equal to at least 40-60% of Non-GAAP Operating Earnings on an annualized basis starting in 2018, including payment of a quarterly dividend subject to declaration by our Board of Directors;

◦	Target compound annual growth rate in Non-GAAP Operating Earnings of 5-7% through 2020, excluding the benefits of corporate tax reform and subject to market conditions; and

◦	Target growth in Non-GAAP Operating Earnings combined with target return of capital to stockholders expected to result in Non-GAAP Operating ROE in the mid-teens by 2020.

Business Segment Results
Individual Retirement

(in millions, unless otherwise noted)	1Q18	1Q17
Account value (in billions)	$101.8	$96.7
Segment net flows	(462)	213
Operating earnings (loss)	360	202

•	Account value increased 5% mainly due to strong market appreciation in the second half of 2017.

•	Net flows decreased due to outflows from the fixed rate living benefits block, partially offset by $579 million of net inflows on newer, less capital-intensive products.

•	Operating earnings increased 78% due to increased revenue on higher account value and improved variable annuity hedging margins.

Group Retirement

(in millions, unless otherwise noted)	1Q18	1Q17
Account value (in billions)	$33.9	$31.2
Segment net flows	101	55
Operating earnings (loss)	76	59

•	Account value increased 9% due to market appreciation and positive net flows from sales of Group Retirement products.

•	Net inflows benefitted from both an increase in gross premiums and a reduction in outflows.

•	Operating earnings increased 29% largely driven by higher account value combined with lower operating expenses.
Investment Management and Research

(in millions, unless otherwise noted)	1Q18	1Q17
Total AUM (in billions)	$549.5	$497.9
Segment net flows	(2,400)	(200)
Operating earnings (loss)	81	32

•	AUM increase of 10% primarily driven by market appreciation and positive net flows.

•	Net outflows in the first quarter of 2018 were driven by outflows from taxable fixed income and passive equity, partially offset by higher net inflows from active equity and tax-exempt fixed income.

•	Operating earnings increased to $81 million driven by higher average AUM and higher fee rate realization reflecting a mix shift from lower to higher fee products.
Protection Solutions

(in millions)	1Q18	1Q17
Gross written premiums	$754	$768
Annualized premiums	57	52
Operating earnings (loss)	23	39

•	Gross written premiums declined year-over-year driven by lower renewal premiums.

•	Annualized premiums increased 10% due to increased sales of employee benefit products.

•	Operating earnings decreased year-over-year primarily driven by higher DAC amortization costs associated with loss recognition testing.
Corporate and Other
Operating loss of $(76) million, down $48 million year-over-year, driven by lower revenues from run-off business and higher interest expense from floating rate debt.

Earnings Conference Call
AXA Equitable Holdings will host a conference call on Wednesday, June 20, 2018, at 8 a.m. ET, to discuss its first quarter results. The conference call webcast, along with additional earnings materials will be accessible on the Company’s investor relations website at ir.axaequitableholdings.com. Please log on to the webcast at least 15 minutes prior to the call to download and install any necessary software. To join the conference call via telephone, please use one of the following dial-in numbers:

•	Domestic: +1-844-897-7515

•	International: +1-647-689-5390

•	Access code: 4086267
A webcast replay will be made available on the AXA Equitable Holdings Investor Relations website at ir.axaequitableholdings.com.
About AXA Equitable Holdings
AXA Equitable Holdings, Inc. (NYSE: EQH) is one of the leading financial services companies in the U.S. and is comprised of two complementary and well-established principal franchises, AXA Equitable Life Insurance Company and AllianceBernstein. We have been helping clients prepare for their financial future since 1859 and have a combined total of more than 12,100 employees and financial professionals, 5.4 million customer relationships and $665 billion of assets under management (as of 3/31/18).
Contacts:
Investor Relations
Kevin Molloy
+1 (212) 314-2476

Media Relations
Gina Tyler
+1 (212) 314-2010

Forward-looking and cautionary statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “expects,” “believes,” “anticipates,” “intends,” "seeks," "aims,” "plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” "may," “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon AXA Equitable Holdings and its subsidiaries. There can be no assurance that future developments affecting AXA Equitable Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations or financial condition, may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results of operations, financial condition and cash flows are consistent with the forward-looking statements contained herein, those results may not be indicative of results in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: adverse conditions in the global capital markets and the economy; variable annuity guaranteed benefits features within certain of our products; inadequacy of our reinsurance and hedging programs; competition from other insurance companies, banks, asset managers and other financial institutions; the failure of our new business strategy in accomplishing our objectives; risks related to our Investment Management and Research segment, including significant fluctuations in AB’s AUM, the industry-wide shift from actively-managed investment services to passive services, termination of investment advisory agreement, inability to deliver consistent performance, the quantitative models AB uses in certain of its investment services containing errors, and fluctuations in exchange rates; inability to recruit, motivate and retain key employees and experienced and productive financial professionals; the amount of statutory capital we have and must hold to meet our statutory capital requirements and our financial strength and credit ratings varying significantly from time to time; Holdings’ dependence on the ability of its insurance subsidiaries to pay dividends and other distributions to Holdings, and the failure of its insurance subsidiaries to generate sufficient statutory earnings or have sufficient statutory surplus to enable them to pay ordinary dividends; operational failures, failure of information systems or failure to protect the confidentiality of customer information, including by service providers, or losses due to defaults, errors or omissions by third parties and affiliates; risks related to strategic transactions; the occurrence of a catastrophe, including natural or man-made disasters; failure to protect our intellectual property and infringement claims by a third party; our investment advisory agreements with clients, and selling and distribution agreements with various financial intermediaries and consultants, being subject to termination or non-renewal on short notice; failure of our insurance to fully cover potential exposures; changes in accounting standards; Risks and increased compliance and regulatory costs due to certain of our administrative operations and offices being located internationally; our counterparties’ requirements to pledge collateral or make payments related to declines in estimated fair value of specified assets and changes in the actual or perceived soundness or condition of other financial institutions and market participants; gross unrealized losses on fixed maturity and equity securities, illiquid investments and defaults on investments; changes to policyholder behavior assumptions under the contracts reinsured to our affiliated captives, the performance of their hedging program, their liquidity needs, their overall financial results and changes in regulatory requirements regarding the use of captives; the failure to administer or meet any of the complex product and regulatory requirements of our retirement and protection products; changes in statutory reserve or other requirements; a downgrade in our financial strength and claims-paying ratings; consolidation of or a loss of, or significant change in, key product distribution relationships; the failure of our risk management policies and procedures to adequately identify, monitor and manage risks; inadequate reserves due to differences between our actual experience and management’s estimates and assumptions; mortality, longevity and morbidity rates or persistency rates differing significantly from our pricing expectations; the acceleration of the amortization of DAC; inherent uncertainty in our financial models that rely on a number of estimates, assumptions and projections; subjective determination of the amount of allowances and impairments taken on our investments; changes in the partnership structure of AB or changes in the tax law governing partnerships; U.S. federal and state legislative and regulatory action affecting financial institutions and changes in supervisory and enforcement policies; the Tax Cuts and Jobs Act and future changes in U.S. tax laws and regulations or interpretations thereof; adverse outcomes of legal or regulatory actions; conflicts of interest that arise because our controlling stockholder and its affiliates have continuing agreements and business relationships with us; and our failure to effectively remediate the material weaknesses in our internal control over financial reporting; costs associated with any rebranding that we expect to undertake after AXA ceases to own at least a majority of our outstanding common stock; failure to replicate or replace functions, systems and infrastructure provided by AXA or certain of its affiliates and loss of benefits from AXA’s global contracts; and future sales of shares by existing stockholders could cause our stock price to decline.
Forward-looking statements should be read in conjunction with the other cautionary statements included and the risks, uncertainties and other factors identified in our Quarterly Report on Form 10-Q and in our Form S-1 Registration Statement (file no. 333-221521), filed or to be filed with the U.S. Securities and Exchange Commission, including in the sections entitled “Risk Factors” and “Management’s Discussion and Analyses of Results of Operations and Financial Condition”. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Use of Non-GAAP financial measures
In addition to our results presented in accordance with U.S. GAAP, we report Non-GAAP Operating Earnings, Non-GAAP Operating EPS and Book value per share, excluding AOCI, each of which is a measure that is not determined in accordance with U.S. GAAP. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP measures, provides a better understanding of our results of operations and the underlying profitability drivers and trends of our business. These non-GAAP financial measures are intended to remove from our results of operations the impact of market changes (other than with respect to equity method investments) as well as certain other expenses which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period-to-period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.
Non-GAAP Operating Earnings
Non-GAAP Operating Earnings is an after-tax Non-GAAP financial measure used to evaluate our financial performance on a consolidated basis that is determined by making certain adjustments to our consolidated after-tax net income attributable to Holdings. The most significant of such adjustments relates to our derivative positions, which protect economic value and statutory capital, and are more sensitive to changes in market conditions than the variable annuity product liabilities as valued under U.S. GAAP. This is a large source of volatility in net income.
In the first quarter of 2018, the Company revised its Non-GAAP Operating Earnings definition as it relates to the treatment of certain elements of the profitability of its variable annuity products with indexed-linked features to align to the treatment of its variable annuity products with GMxB features. In addition, adjustments for variable annuity products with index-linked features previously included within Other adjustments in the calculation of Non-GAAP Operating Earnings are now included with the adjustments for variable annuity products with GMxB features in the broader adjustment category, Variable annuity product features. The presentations of Non-GAAP Operating Earnings in prior periods were revised to reflect this change in definition.
Non-GAAP Operating Earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of the following items:

•
Items related to Variable annuity product features which include certain changes in the fair value of the derivatives and other securities we use to hedge these features and changes in the fair value of the embedded derivatives reflected within Variable annuity products’ net derivative results;

•	Investment (gains) losses, which includes other-than-temporary impairments of securities, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;

•	Goodwill impairment, which includes a write-down of goodwill in first quarter of 2017.

•
Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;

•	Other adjustments, which includes restructuring costs related to severance, lease write-offs related to non-recurring restructuring activities, and separation costs; and

•
Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period, permanent differences due to goodwill impairment, and the Tax Reform Act.

Because Non-GAAP Operating Earnings excludes the foregoing items that can be distortive or unpredictable, management believes that this measure enhances the understanding of the Company’s underlying drivers of profitability and trends in our business, thereby allowing management to make decisions that will positively impact our business.
We use our prevailing corporate federal income tax rate of 21% in 2018 and 35% in 2017, while taking into account any non-recurring differences for events recognized differently in our financial statements and federal income tax returns as well as partnership income taxed at lower rates when reconciling Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings.
The table below presents a reconciliation of Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31,
(in millions)	2018	2017
Net income (loss) attributable to Holdings	$168	$(290)
Adjustments related to:
Variable annuity product features	212	291
Investment (gains) losses	(102)	24
Goodwill impairment	—	369
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	131	34
Other adjustments	90	(21)
Income tax expense (benefit) related to above adjustments	(63)	(235)
Non-recurring tax items	28	132
Non-GAAP Operating Earnings	$464	$304

Non-GAAP Operating EPS
Non-GAAP Operating EPS is calculated by dividing Non-GAAP Operating Earnings by ending common shares outstanding - diluted. The table below presents a reconciliation of GAAP EPS to Non-GAAP Operating EPS for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31,
(per share amounts)	2018	2017
Net income (loss) attributable to Holdings	$0.30	$(0.52)
Adjustments related to:
Variable annuity product features	0.38	0.52
Investment (gains) losses	(0.18)	0.04
Goodwill impairment	—	0.66
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	0.23	0.06
Other adjustments	0.16	(0.04)
Income tax expense (benefit) related to above adjustments	(0.11)	(0.42)
Non-recurring tax items	0.05	0.24
Non-GAAP Operating Earnings	$0.83	$0.54
Book Value Per Share, excluding AOCI
We use the term “book value” to refer to “shareholders’ equity.” Book Value Per Share, excluding AOCI, is our stockholder’s equity, excluding AOCI, divided by ending common shares outstanding - diluted.

	March 31, 2018	December 31, 2017
Book value per share	$24.18	$24.04
Per share impact of AOCI	(1.69)	(0.19)
Book Value Per Share, excluding AOCI	$25.87	$24.23

Other Operating Measures
We also use certain operating measures which management believes provide useful information about our businesses and the operational factors underlying our financial performance.
Account Value
Account value generally equals the aggregate policy account value of our retirement products.
Assets Under Management (“AUM”)
AUM means investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by AB, (ii) the assets in our general account investment assets portfolio and (iii) the separate account assets of our Individual Retirement, Group Retirement and Protection Solutions businesses. Total AUM reflects exclusions between segments to avoid double counting.

Conditional Tail Expectation (“CTE”) 98
CTE98 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst 2 percent of scenarios over the life of the contracts.

# # #

Consolidated Statements of Income (Loss)

	Three Months Ended March 31,
	2018	2017
	(in millions)
REVENUES
Policy charges and fee income	$972	$956
Premiums	279	281
Net derivative gains (losses)	(281)	(235)
Net investment income (loss)	591	780
Investment gains (losses), net:
Total other-than-temporary impairment losses	—	(1)
Other investment gains (losses), net	102	(23)
Total investment gains (losses), net	102	(24)
Investment management and service fees	1,055	954
Other income	117	118
Total revenues	2,835	2,830
BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	608	1,093
Interest credited to policyholders’ account balances	271	246
Compensation and benefits (includes $40 and $41 of deferred acquisition costs)	620	539
Commissions and distribution related payments (includes $120 and $132 of deferred acquisition costs)	411	395
Interest expense	46	35
Amortization of deferred policy acquisition costs (net of capitalization of $160 and $173)	15	(55)
Other operating costs and expenses	494	744
Total benefits and other deductions	2,465	2,997
Income (loss) from continuing operations, before income taxes	370	(167)
Income tax (expense) benefit	(79)	(30)
Net income (loss)	291	(197)
Less: net (income) loss attributable to the noncontrolling interest	(123)	(93)
Net income (loss) attributable to Holdings	$168	$(290)

Earnings Per Share

	Three Months Ended March 31,
	2018	2017
	(in millions, except per share data)
Earnings per share - Common stock
Basic	$0.30	$(0.52)
Diluted	$0.30	$(0.52)
Weighted average common shares outstanding	561	561

Results of Operations by Segment

	Three Months Ended March 31,
	2018	2017
	(in millions)
Operating earnings (loss) by segment:
Individual Retirement	$360	$202
Group Retirement	76	59
Investment Management and Research	81	32
Protection Solutions	23	39
Total segment operating earnings	540	332
Corporate and Other	(76)	(28)
Non-GAAP Operating Earnings	$464	$304

Select Balance Sheet Statistics

	March 31, 2018	December 31, 2017
	(in millions)
ASSETS
Total investments and cash and cash equivalents	$84,974	$86,596
Separate Accounts assets	121,858	124,552
Total assets	232,294	235,648

LIABILITIES
Short-term and Long-term debt	$2,373	$2,408
Future policy benefits and other policyholders’ liabilities	29,586	30,299
Policyholders’ account balances	47,666	47,171
Total liabilities	214,670	218,440
EQUITY
Total equity attributable to Holdings	$13,565	$13,485
Total equity attributable to Holdings excluding Accumulated other comprehensive income (loss)	14,511	13,593

Assets Under Management

	March 31, 2018	December 31, 2017
	(in millions)
Assets under management
AB AUM	$549,468	$554,485
Exclusion for General account and Other	(58,130)	(59,669)
Exclusion for Separate accounts	(32,683)	(35,022)
AB Third Party	$458,655	$459,794
Total Company AUM
AB Third Party	$458,655	$459,794
General Account and Other(1)	84,980	86,596
Separate Accounts(2)	121,858	124,552
Total AUM	$665,493	$670,942

(1)	“General Account and Other Affiliated Accounts” refers to assets held in the general accounts of our insurance companies and other assets on which we bear the investment risk.

(2)	“Separate Accounts” refers to the separate account investment assets of our insurance subsidiaries excluding any assets on which we bear the investment risk.